              Exhibit 10.4
FIRST AMENDMENT AGREEMENT

This FIRST AMENDMENT AGREEMENT (this “Amendment”) is made as of the 29th day of May, 2020 among:
(a)RAPID7, INC., a Delaware corporation (“Rapid7, Inc.”);

(b)RAPID7 LLC, a Delaware limited liability company (“Rapid7 LLC” and, together with Rapid7 Inc., collectively, the “Borrowers” and, individually, each a “Borrower”);

(c)the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(d)KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under the Credit Agreement (the “Administrative Agent”).

WHEREAS, the Borrowers, the Administrative Agent and the Lenders are parties to that certain Credit and Security Agreement, dated as of April 23, 2020, that provides, among other things, for loans and letters of credit, all upon certain terms and conditions (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.9(b) of the Credit Agreement, the Maximum Revolving Amount is being increased by Twenty Million Dollars ($20,000,000) (the “Partial Exercise of Accordion”);

WHEREAS, the Borrowers, the Administrative Agent and the Lenders desire to amend the Credit Agreement to effectuate the Partial Exercise of Accordion;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders agree as follows:

1.Amendment to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Revolving Amount” and “Total Commitment Amount” therefrom and to insert in place thereof, respectively, the following:

“Revolving Amount” means Fifty Million Dollars ($50,000,000), as such amount may be increased pursuant to Section 2.9(b) hereof or reduced pursuant to Section 2.9(a) hereof.

“Total Commitment Amount” means the principal amount of Fifty Million Dollars ($50,000,000), as such amount may be increased pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

2.Amendment to Financial Covenant Provisions. Section 5.7 of the Credit Agreement is hereby amended to delete subsection (a) therefrom and to insert in place thereof the following:

(a)Available Liquidity. The Borrowers shall not permit at any time from and after the date on which Indebtedness is incurred pursuant to Section 5.8(i) hereof, Available Liquidity to be less than Fifty Million Dollars ($50,000,000.00).

3.Amendment to Schedule 1. The Credit Agreement is hereby amended to delete Schedule 1 (Commitments of Lenders) therefrom and to insert in place thereof a new Schedule 1 in the form of Schedule 1 hereto.

4.Closing Deliveries. On or prior to the execution of this Amendment, the Borrowers shall:

(a)deliver to the Administrative Agent, for delivery to City National Bank, a new Revolving Credit Note in the amount specified in Schedule 1 to the Credit Agreement (after giving effect to this Amendment);

(b)deliver to the Administrative Agent an opinion of counsel for each Credit Party, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

(c)execute and deliver to the Administrative Agent the First Amendment Fee Letter and pay to the Administrative Agent the fees stated therein; and

(d)pay all reasonable and documented legal fees and expenses of the Administrative Agent in connection with this Amendment and any other Loan Documents.

5.Reallocation of Outstanding Amounts. On May 29, 2020 (the “First Amendment Effective Date”), the Lenders shall make adjustments among themselves with respect to the Loans then outstanding and amounts of principal with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to reallocate among such Lenders such outstanding amounts based on the revised Commitments as set forth in the revised Schedule 1 hereto.

6.City National Bank as a Lender. By executing this Amendment, City National Bank (“City National Bank”) represents and warrants to the Borrowers, the Administrative Agent and the Lenders that (a) it is able to fund the Loans and participate in the Letters of Credit as required by the Credit Agreement; (b) it will perform, in accordance with their terms, all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender thereunder; and (c) it has reviewed each of the Loan

Documents. City National Bank appoints the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof. On the First Amendment Effective Date, after execution of this Amendment, City National Bank shall become and thereafter be deemed to be a “Lender” for the purposes of the Credit Agreement and the other Loan Documents, and shall be bound thereby as if it were an original signatory thereto. All notices, requests, demands and other communications provided for under the Credit Agreement to City National Bank, mailed or delivered to it, shall be addressed to it at the address specified on the signature pages of this Amendment, or at such other address as shall be designated by City National Bank in a written notice to each of the other parties.

7.Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that (a) the Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrowers and the performance and observance by the Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrowers or any law applicable to the Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrowers; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the First Amendment Effective Date as if made on the First Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) the Borrowers are not aware of any claim or offset against, or defense or counterclaim to, the Borrowers’ obligations or liabilities under the Credit Agreement or any other Loan Document; and (g) this Amendment constitutes a valid and binding obligation of the Borrowers in every respect, enforceable in accordance with its terms.

8.References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement and the other Loan Documents shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

9.Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

10.Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

11.Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York.

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JURY TRIAL WAIVER. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

RAPID7, INC.

By: /s/Jeffrey Kalowski
Jeffrey Kalowski
Chief Financial Officer

RAPID7 LLC

By: Rapid7, Inc., its sole member

By: /s/Jeffrey Kalowski
  Jeffrey Kalowski
Chief Financial Officer

Signature Page to
First Amendment Agreement

            KEYBANK NATIONAL ASSOCIATION
             As the Administrative Agent and as a Lender

By: /s/Thomas A. Crandell
Thomas A. Crandell
Senior Vice President

            CITI NATIONAL BANK
            Address: 200 Clarendon Street, 48th Floor
            Boston, MA 02116
Attention: James Demoy

By: /s/James Demoy
James Demoy
Senior Vice President

SCHEDULE 1

COMMITMENTS OF LENDERS

LENDERS	REVOLVING CREDIT COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	MAXIMUM AMOUNT
KeyBank National Association	60%	$30,000,000	$30,000,000
City National Bank	40%	$20,000,000	$20,000,000
Total Commitment Amount	100%	$50,000,000	$50,000,000

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